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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


          Date of Report (date of earliest event reported): May 4, 1997



                             FORT HOWARD CORPORATION
             (Exact name of registrant as specified in its charter)




           Delaware                       0-20473               39-1090992
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
incorporation or organization)                            Identification Number)


                 1919 South Broadway, Green Bay, Wisconsin 54304
           (Address of principal executive offices including zip code)


       Registrant's telephone number, including area code: (414) 435-8821


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Item 5. Other Events

         On May 5, 1997, Fort Howard Corporation, a Delaware corporation ("Fort Howard"), and James River Corporation of Virginia, a Virginia corporation ("James River"), issued a joint press release announcing that they had entered into an Agreement and Plan of Merger, dated as of May 4, 1997, among Fort Howard, James River and James River Delaware, Inc., a Delaware corporation and a wholly owned subsidiary of James River ("Merger Sub"), pursuant to which (i) Merger Sub will be merged with and into Fort Howard, with Fort Howard the surviving corporation in the merger as a wholly owned subsidiary of James River (the "Merger") and (ii) each share of Common Stock, par value $.01 per share, of Fort Howard issued and outstanding immediately prior to the effective time of the Merger (other than certain shares which will be cancelled) will be converted into 1.375 shares of Common Stock, par value $.10 per share of James River, including the corresponding percentage of a preferred share purchase right issued pursuant to James River's Rights Agreement. Consummation of the Merger is conditioned upon, among other things, the requisite approval of the shareholders of each of Fort Howard and James River and customary regulatory approvals. Such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7(c).  Exhibits

99.1 Press release, dated May 5, 1997, announcing the signing of an agreement to merge Fort Howard and James River.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          FORT HOWARD CORPORATION
                                          Registrant




                                          By:      /s/ James W. Nellen II
                                              ----------------------------------
                                                   James W. Nellen II
                                                   Vice President and Secretary



Date:    May 5, 1997



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                                Index to Exhibits




Exhibit No.                         Description
-----------                         -----------

99.1 Press release, dated May 5, 1997, announcing the signing of an agreement to merge Fort Howard and James River.